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                       SCHEDULE 13D JOINT FILING AGREEMENT


        The undersigned and each other person executing this joint filing agreement (this "Agreement") agree that each of the undersigned is responsible for the timely filing of this statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained herein or therein; but none of the undersigned is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

        In Witness Whereof, the undersigned have either signed this Agreement or caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth below.


Date: April 28, 2004


                                         /s/ Warren B. Kanders
                                         -----------------------------------
                                         Warren B. Kanders



                                         KANDERS & COMPANY, INC.


                                         By: /s/ Warren B. Kanders
                                             -------------------------------
                                             Name:  Warren B. Kanders
                                             Title: President



                                         OLDEN ACQUISITION LLC


                                         By: /s/ Warren B. Kanders
                                             -------------------------------
                                             Name:  Warren B. Kanders
                                             Title: Manager